UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 28, 2016

LendingClub Corporation (Exact name of registrant as specified in its charter)

Commission File Number: 001-36771

Delaware	51-0605731
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

71 Stevenson St., Suite 300, San Francisco, CA 94105
(Address of principal executive offices and zip code)
(415) 632-5600 (Registrant's telephone number, including area code)
N/A (Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On June 28, 2016, LendingClub Corporation (the “Company”) reconvened its annual meeting of stockholders (the “Annual Meeting”). Present at the Annual Meeting in person or by proxy were holders of 302,997,979 shares of common stock, representing 79.44% of the shares of common stock outstanding and entitled to vote as of April 11, 2016, the record date for the Annual Meeting, and constituting a quorum for the transaction of business.

The stockholders of the Company voted as follows on the proposals voted on at the Annual Meeting:

1.
Stockholders elected John J. Mack, Mary Meeker and John C. (Hans) Morris as Class II directors each to serve until the 2019 Annual Meeting or until his or her successor has been elected and qualified or his or her earlier death, resignation or removal.

2.	Stockholders approved, on a non-binding advisory basis, the compensation of the Company’s named executive officers.

3.	Stockholders ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016.

For more information about the foregoing proposals, see the Company’s definitive proxy statement dated April 26, 2016. The final results for each of the proposals submitted to a vote at the Company’s Annual Meeting are as follows:

1.	Election of Directors

Nominees – Class II Directors	For	Withheld	Broker Non-Votes
John J. Mack	158,292,237	92,527,485	52,178,257
Mary Meeker	198,083,328	52,736,394	52,178,257
John C. (Hans) Morris	194,026,732	56,792,990	52,178,257

2.	Advisory Vote on the Compensation of the Company’s Named Executive Officers

For	Against	Abstain	Broker Non-Votes
201,075,866	31,559,417	18,184,439	52,178,257

3.	Ratification of Appointment of Independent Registered Public Accounting Firm

For	Against	Abstain
247,257,655	37,572,700	18,167,624

There were no broker non-votes on this proposal.

SIGNATURE(S)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LendingClub Corporation
Date: July 1, 2016	By:	/s/ Carrie Dolan
Carrie Dolan
Chief Financial Officer
(duly authorized officer)